Exhibit 32.1

CERTIFICATION

We, Benjamin Patipa, President (Principal Executive Officer) and Tommy Kee, Vice President and Treasurer (Principal Accounting Officer), of Bravo! Brands, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1. The Quarterly Report on Form 10-QSB of the Company for the quarter ended March 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2007

[Signature]
Benjamin Patipa
President (Principal Executive Officer)

[Signature]
Tommy E. Kee
Vice President and Treasurer (Principal Accounting Officer)